UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒                        Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WMIH CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

[    ], 2018

Dear Stockholders:

On behalf of your board of directors (the “Board”), please join us for a Special Meeting of Stockholders (the “Special Meeting”) of WMIH Corp. (the “Company”), which will be held on [    ], 2018, at [    ] a.m., local time, at WMIH’s offices, 8950 Cypress Waters Boulevard, Coppell, Texas 75019.

During this meeting, stockholders will vote on the following items:

1.

An amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to (i) effect a reverse stock split of our common stock at a 1-for-12 ratio (the “Reverse Stock Split”) and (ii) if the Reverse Stock Split is effected, reduce the number of authorized shares of our common stock to 300,000,000 and increase the par value per share of our common stock from $0.00001 per share to $0.01 per share; and

2.

The adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

The Board has unanimously approved the amendment to the Certificate of Incorporation and recommends that the Company’s stockholders vote “FOR” Proposal No. 1 and “FOR” Proposal No. 2.

Attached to this letter are a Notice of Special Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. Our bylaws provide that only such business shall be transacted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

Your vote is very important, regardless of the number of shares of stock you own. To ensure your representation at the Special Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the Proxy Statement and on your proxy card. Please vote promptly whether or not you expect to attend the Special Meeting. Submitting a proxy now will NOT prevent you from being able to vote in person at the Special Meeting. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

Thank you for your continued support of WMIH Corp.

Sincerely,

Jay Bray

Chairman, President & Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[ ] a.m., local time, on [ ], 2018
WMIH’s offices 8950 Cypress Waters Boulevard Coppell, Texas 75019

1.  Approve an amendment to our Certificate of Incorporation to (i) effect a reverse stock split of our common stock at a 1-for-12 ratio and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of our common stock to 300,000,000 and increase the par value per share of our common stock from $0.00001 per share to $0.01 per share (collectively, the “Proposed Amendment”).

2.  Approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

Holders of record of our common stock and our Series A preferred stock at the close of business on [ ], 2018 are entitled to vote at the Special Meeting.

Please complete, sign, date and return your proxy card or submit your proxy by following the instructions contained in this Proxy Statement and on your proxy card. Even if you plan on attending the Special Meeting in person and voting, you are encouraged to submit your proxy to ensure your vote is counted if you are unable to attend. You may revoke your proxy and vote in person at the Special Meeting if you choose to do so.

By Order of the Board,

Elizabeth K. Giddens

Senior Vice President, Deputy General Counsel and

Corporate Secretary

This Notice of Special Meeting and Proxy Statement and the accompanying form of proxy are first being distributed to stockholders on or about [    ], 2018. Each outstanding share of common stock of the Company, par value $0.00001 per share (“Common Stock”), and each outstanding share of Series A convertible preferred stock of the Company, par value $0.00001 per share (“Preferred Stock” and, together with the Common Stock, the “Company Stock”), in each case, on [    ], 2018 (the “Record Date”) are entitled to vote on each proposal listed in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on [    ], 2018: This Proxy Statement is available free of charge on the Investors section of our website (investors.wmih-corp.com). In addition you may access this Proxy Statement free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

VOTING INFORMATION

If at the close of business on [    ], 2018, you were a stockholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Special Meeting. For shares held through a broker, bank or other nominee, you may direct the vote of your shares by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. You may revoke your proxies at the times and in the manners described on pages 5-6 of this Proxy Statement.

If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m., Eastern time, on [    ], 2018 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card to vote online.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card in order to vote by telephone.

BY MAIL

•	Mark your selections on the proxy card that accompanies this Proxy Statement.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Page
Background to the Proposals	1
General Information About the Special Meeting and Voting	3
Proposal No. 1 — Approval of Amendment to Certificate of Incorporation to Effect Reverse Stock Split, Reduce the Number of Authorized Shares and Increase Par Value of Common Stock	7
Proposal No. 2 — Approval of Adjournment of Special Meeting	13
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split	14
Ownership of Securities	16
Householding of Proxy Materials	18
Other Business	18
Stockholder Proposals for the 2019 Annual Meeting	18
Annex A	A-1

8950 Cypress Waters Blvd.

Coppell, Texas 75019

Telephone: (469) 549-2000

PROXY STATEMENT

Special Meeting of Stockholders

[                    ], 2018

VOTING ROADMAP	Our Board’s Recommendation

Proposal No. 1: Approval of Amendment to Certificate of Incorporation to Effect Reverse Stock Split, Reduce the Number of Authorized Shares and Increase Par Value of Common Stock	FOR

Our Board unanimously believes that approval of an amendment to our Certificate of Incorporation to effect a reverse stock split, to correspondingly decrease the number of authorized shares of our Common Stock and to increase the par value of our Common Stock is in the best interest of the Company and its stockholders.

Proposal No. 2: Approval of Adjournment of Special Meeting	FOR

Our Board unanimously believes that adjournment of the Special Meeting, if necessary or advisable (as determined by the Company), is in the best interest of the Company and its stockholders.

BACKGROUND TO THE PROPOSALS

Rationale for the Proposed Amendment

The primary purpose for effecting the Proposed Amendment is to increase the per share trading price of our Common Stock so as to:

•	better reflect the strategic position of the combined company following the completion of the Company’s merger with Nationstar Mortgage Holdings Inc. (“Nationstar Mortgage”);

•	broaden the pool of investors, including institutional investors, who would prefer to invest in shares that trade at higher share prices;

•	satisfy continued listing standards for the Nasdaq Capital Market and satisfy one of the eligibility requirements for inclusion on the Nasdaq Global Select Market; and

•	reduce the relatively high transaction costs and commissions that may be incurred by our stockholders in buying or selling our shares, due to the current low per share trading price.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I being provided with these materials?

We have delivered these proxy materials to you in connection with the solicitation by the Board of the Company of proxies to be voted at our Special Meeting, and at any postponements or adjournments of the Special Meeting. You are invited to attend the Special Meeting.

What am I voting on?

There are two proposals scheduled to be voted on at the Special Meeting:

•

Proposal No. 1: Approval of an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split, reduce the number of authorized shares of Common Stock and increase the par value per share of our Common Stock.

•	Proposal No. 2: Approval of any adjournment of the Special Meeting, if necessary or advisable (as determined by the Company).

Who is entitled to vote?

Stockholders as of the close of business on the Record Date may vote at the Special Meeting. As of that date, there were [            ] shares of Common Stock and 1,000,000 shares of Preferred Stock outstanding and entitled to vote. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote, and each share of Preferred Stock outstanding as of the Record Date will be entitled to 10.065629 votes. Each stockholder of record as of the Record Date will be able to vote its shares held directly as a stockholder of record as of such Record Date. Any shares held as of the Record Date by a stockholder through an account with a broker, bank or other nominee (shares held in “street name”) cannot be voted directly, and such stockholder instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The presence, in person or represented by proxy, of at least a majority in voting power of the outstanding shares of the Company Stock, voting together as a single class, entitled to vote at the meeting is necessary in order to constitute a quorum at the Special Meeting. Abstentions will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Although Proposal Nos. 1 and 2 are discretionary items upon which brokers may vote even if you do not provide them with voting instructions, there can be broker non-votes at the Special Meeting if the broker elects not to exercise such discretionary voting authority, and broker non-votes will be counted as present at the meeting for quorum purposes. In the event that a quorum is not present at the Special Meeting, the holders of a majority of the votes represented at the Special Meeting, in person or represented by proxy, may adjourn the meeting from time to time to another time and/or place until a quorum is so present or represented.

How many votes are required to approve each proposal?

The approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the votes entitled to be cast. The approval of Proposal No. 2 requires the affirmative vote of a majority of the votes entitled to be cast and who are present in person or represented by proxy at the Special Meeting and vote their shares. As of the Record Date, directors and executive officers of the Company and their affiliates (not including affiliates of Kohlberg Kravis Roberts & Co. L.P., which we refer to as “KKR”) owned [            ] shares of Common Stock and no shares of Preferred Stock and were entitled to [        ] votes, representing approximately [    ]% of the total number of votes entitled to be cast at the Special

Meeting. As of the Record Date, KKR Wand Holdings Corporation (which we refer to as “KKR Wand Holdings”) owned 21,197,619 shares of Common Stock and 1,000,000 shares of Preferred Stock, and KKR Wand Investors Corporation (which we refer to as “KKR Wand Investors” and, collectively with KKR Wand Holdings, as the “KKR Entities”) owned 156,081,323 shares of Common Stock, together representing approximately [    ]% of the total number of votes entitled to be cast at the Special Meeting. The KKR Entities have advised us that they intend to cast all of their votes in favor of Proposal No. 1 and Proposal No. 2. The Company currently expects that its directors and executive officers will vote their shares in favor of Proposal No. 1 and Proposal No. 2, although none of them has entered into any agreements obligating them to do so.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval and adoption of an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split, reduce the number of authorized shares of Common Stock and increase the par value per share of our Common Stock (Proposal No. 1), and the approval of any adjournment of the Special Meeting (Proposal No. 2). For Proposal No. 1, abstentions will have the effect of a vote against the proposal. For Proposal No. 2, abstentions will have no effect on the outcome of the vote.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each of Proposal Nos. 1 and 2 and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon. If you are a stockholder of record and fail to timely submit a proxy by internet, by telephone or by mail, your vote will be counted only if you attend the Special Meeting and vote your shares in person. If you are a stockholder of record and fail to timely submit a proxy by internet, by telephone or by mail and you fail to vote your shares in person, your shares will not be counted, which will have the same effect as voting such shares “AGAINST” Proposal No. 1.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the approval and adoption of an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split, reduce the amount of authorized shares of Common Stock and increase the par value per share of our Common Stock.

•

“FOR” the approval of any adjournment of the Special Meeting, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the above Proposal No. 1.

How do I vote my shares without attending the Special Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•

By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your proxy card in order to vote by Internet.

•

By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included on your proxy card in order to vote by telephone.

•

By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on [                    ], 2018, for the voting of shares held by stockholders of record.

Mailed proxy cards with respect to shares held of record must be received no later than [                    ], 2018.

How do I attend the Special Meeting?

If you plan to attend the Special Meeting in person, please RSVP by marking the appropriate box on the proxy card, or via email to [            ] with RSVP as the subject line. If you are a registered stockholder and will be attending the meeting in person, please bring valid photo identification. Stockholders that hold their shares in street name are required to bring valid photo identification and proof of stock ownership in order to attend the meeting, and a legal proxy from their broker, bank or other nominee to vote their shares.

How do I vote my shares at the Special Meeting?

If you are a stockholder of record of the Company as of the Record Date, you may cast your vote in person at the Special Meeting. If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for directing the voting of your shares. “Street name” stockholders who wish to vote at the Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.

When and where will the meeting be held?

The Special Meeting will be held on [                    ], 2018, at [        ] local time, at WMIH’s offices, 8950 Cypress Waters Boulevard, Coppell, Texas 75019. All Company stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [        ] local time. For directions to the meeting, you may contact our Corporate Secretary, c/o 8950 Cypress Waters Boulevard, Coppell, Texas 75019.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than [ ], 2018;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on [ ], 2018;

•	submitting a properly signed proxy card with a later date that is received no later than [ ], 2018; or

•	attending the Special Meeting, revoking your proxy and voting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Could other matters be decided at the Special Meeting?

As of the date this Proxy Statement went to print, we did not know of any matters to be raised at the Special Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Special Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for the Special Meeting for a fee of approximately $7,250, plus reimbursement of reasonable out-of-pocket expenses. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Who should I contact if I have any questions about the proxy materials or voting?

If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact Alliance Advisors LLC, the proxy solicitation agent, toll-free at (833) 786-6492.

PROPOSAL NO. 1: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT, REDUCE THE NUMBER OF AUTHORIZED SHARES AND INCREASE PAR VALUE OF COMMON STOCK

The first proposal to be voted on is approval of an amendment to the Certificate of Incorporation to effect a Reverse Stock Split (as defined below) of our Common Stock and, if the Reverse Stock Split is effected, to contemporaneously amend our Certificate of Incorporation to correspondingly decrease the number of authorized shares of our Common Stock to 300,000,000 and increase the par value of each share of our Common Stock to $0.01.

Reverse Stock Split Adjustments

On August 16, 2018, the Board adopted resolutions (1) approving and declaring advisable an amendment of our Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split at a 1-for-12 ratio (the “Reverse Stock Split”) and, contemporaneously with such Reverse Stock Split, to effect a corresponding reduction in the number of authorized shares of Common Stock from 3,500,000,000 to 300,000,000 and increase the par value of each share of our Common Stock from $0.00001 per share to $0.01 per share (the Reverse Stock Split, corresponding reduction in the number of authorized shares and the increase in par value are collectively referred to as the “Proposed Amendment”), (2) directing that the Proposed Amendment be submitted to the holders of our Company Stock for their approval and (3) recommending that the holders of our Company Stock approve the Proposed Amendment.

Upon receiving stockholder approval of the Proposed Amendment, the Board will have the authority, but not the obligation, in its sole discretion to effect the Proposed Amendment by filing an amendment to our Certificate of Incorporation in the form of the Certificate of Amendment attached as Annex A to this Proxy Statement.

Upon the effectiveness of the Proposed Amendment, a corresponding reduction in the number of authorized shares and issued and outstanding shares of our Common Stock will occur, and the par value of each share of Common Stock will increase, each as further described below under “Effect of the Reverse Stock Split on Holders of Outstanding Company Stock”, “Authorized Shares” and “Par Value and Accounting Matters”. The decrease in authorized shares and issued and outstanding shares as a result of the Proposed Amendment will not affect any stockholder’s proportionate voting power or other rights (other than as a result of the payment of cash from the transfer agent in lieu of fractional shares as described under “Fractional Shares”). If the Board determines not to effect the Proposed Amendment, there will be no reduction in the number of authorized or issued and outstanding shares of our Common Stock or its par value.

Pursuant to the ratio for the Reverse Stock Split determined by the Board, 12 shares of existing Common Stock will be combined into one share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced by an amount based upon the Reverse Stock Split ratio. For example, if you are a stockholder of record of 100 shares of Common Stock as of the Record Date, then you will hold 8 shares of Common Stock following the effectiveness of the Reverse Stock Split, and you will receive from the transfer agent an amount in cash in lieu of the 0.33 fractional shares to which you would otherwise be entitled (as described further under “Fractional Shares”). If the

Proposed Amendment is approved by our stockholders and the Board elects to effect the Reverse Stock Split, a Certificate of Amendment of the Certificate of Incorporation (the “Proposed Amendment Certificate”) that sets forth the Proposed Amendment will be filed with the Secretary of State of the State of Delaware with effect at the time and date specified therein (the “Effective Time”).

The Board will determine the exact timing of the filing of the Proposed Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders.

To avoid the existence of fractional shares of our Common Stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive a cash payment (without interest) from the transfer agent as described under “Fractional Shares”.

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the Effective Time even if the Proposed Amendment has been approved by our stockholders. By voting in favor of the approval of the Proposed Amendment, you also are expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Purpose of the Proposed Amendment

The purpose of the Reverse Stock Split is to increase the per share trading value of the Common Stock. The Common Stock currently trades on the Nasdaq Capital Markets tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WMIH”. A reverse stock split could allow a broader range of institutions to invest in the Common Stock (namely, investment funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Common Stock. A reverse stock split would also help increase analyst and broker interest in the Common Stock. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.

In addition, Nasdaq has several continued listing criteria that companies must satisfy in order to remain listed thereon. One of these criteria, Nasdaq Listing Rule 5450(a), requires that a company’s common stock have a closing bid price that is greater than or equal to $1.00 per share. If the closing bid price of the Common Stock is below the minimum $1.00 per share required for continued listing by Nasdaq for thirty consecutive business days, Nasdaq will notify the Company and provide the Company an initial period of 180 calendar days to regain compliance. Currently, the Company meets all Nasdaq continued listing criteria, including the minimum closing bid price requirement. On [                    ], 2018, the closing price of the Common Stock was $[        ]. If the Common Stock trades under $1.00 in the future, the Company may be at risk of not complying with Rule 5450(a). In addition, based on the Reverse Stock Split ratio, the Reverse Stock Split is expected to result in a per share trading price of the Common Stock above $4.00 per share, which is a minimum requirement for listing on the Nasdaq Global Select Market, and, upon satisfaction of all other minimum requirements for such listing, the Company intends to have the Common Stock listed on the Nasdaq Global Select Market.

In addition, in connection with the Reverse Stock Split, we believe that the number of authorized shares of our Common Stock should be proportionately decreased as described above under “—Reverse Stock Split Adjustments”. If the Reverse Stock Split is effectuated, we do not anticipate the need for 3.5 billion authorized shares of Common Stock in the foreseeable future.

Board Rationale

In determining to approve the Proposed Amendment, the Board considered, among other things, the effect of merging with Nationstar Mortgage and targeting a higher share price to reflect the strategic position of the combined company following the merger, that a sustained higher per share price of our Common Stock might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company, possibly increasing the trading volume and liquidity of our Common Stock. The Board has approved a stock split ratio described above for all outstanding shares of our Common Stock with the expectation that the reduction in outstanding shares would result in a higher per-share price. See “—Reverse Stock Split Adjustments”.

In determining the ratio of the Reverse Stock Split, the Board has considered, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the historical trading price and trading volume of Nationstar Mortgage stock prior to the merger;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of the proposed ratio on our ability to reduce administrative and transactional costs;

•	the estimated numbers of stockholders of record who both before and after the Reverse Stock Split would hold fewer than 100 shares (“odd lot” holders);

•	the continued listing requirements of the Nasdaq Capital Markets tier of Nasdaq;

•	the listing requirements of the Nasdaq Global Select Market tier of the Nasdaq; and

•	prevailing general market and economic conditions.

The Board also considered that the structure of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. A reduction in outstanding shares should result in a price level for our Common Stock that may reduce the adverse effect trading commissions have on the tendencies of certain stockholders to trade in our Common Stock. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our Common Stock based on the number of shares actually traded.

Other Considerations

Stockholders should recognize that if the Reverse Stock Split is effected, they will own a fewer number of shares than they currently own. While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, the Reverse Stock Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a Reverse Stock Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will change the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a Reverse Stock Split may not achieve all of the desired results that have been outlined above.

The Board considered all of the foregoing factors and determined that the Proposed Amendment is in the best interests of the Company and its stockholders.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

If approved and effected, the Reverse Stock Split will take effect simultaneously for all outstanding shares of our Common Stock and in the same ratio for all outstanding shares of our Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in any holder of our Common Stock receiving cash in lieu of fractional shares. As described below under “—Fractional Shares,” holders of Common Stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will receive a cash payment from the transfer agent in lieu of the fractional shares. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split will be that:

•	every 12 shares of Common Stock owned by a stockholder will be combined into one share of Common Stock;

•

stockholders of record who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to receive a cash payment for such fractional shares as further described below under the section titled “—Fractional Shares”;

•	the aggregate number of equity-based awards that remain available to be granted under our equity incentive plans will be reduced proportionately to reflect the Reverse Stock Split ratio;

•

proportionate adjustments will be made to the number of shares that would be owned upon the vesting of restricted stock units, which will result in approximately the same number of shares that would have been owned had such restricted stock units vested immediately prior to the Reverse Stock Split;

•

the aggregate number of shares issuable pursuant to outstanding restricted stock units or other equity-based awards made under our equity incentive plans will be reduced proportionately based upon the Reverse Stock Split ratio;

•	the conversion price of our Preferred Stock will be automatically adjusted in accordance with our Certificate of Incorporation to reflect the Reverse Stock Split;

•	the number of authorized shares of our Common Stock will contemporaneously and correspondingly be reduced from 3,500,000,000 to 300,000,000; and

•	the par value of each share of Common Stock will increase from $0.00001 per share to $0.01 per share.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which numbers are used to identify our equity securities, and any stock certificates with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

The Reverse Stock Split is not intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended. Implementing the Reverse Stock Split would not reasonably likely result in, or would not have a purpose to, produce a going private effect.

Registered “Book-Entry” Holders of Common Stock. Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment from the transfer agent in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock. As of the date of this Proxy Statement, none of our shares of Common Stock were held in certificated form. In the event any stockholders of record at the Effective Time hold shares of our Common Stock in certificated form, they will be sent a transmittal letter by the transfer agent after the Effective Time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our Common Stock to the transfer agent.

Any certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged, based upon the determination by the Board, for the appropriate number of whole shares of Common Stock in book-entry form following the Reverse Stock Split. If a certificate bears a restrictive legend, the shares in book-entry form will bear the same restrictive legend. If a stockholder is entitled to a payment from the transfer agent in lieu of any fractional share interest, the payment will be made as described below under “Fractional Shares”.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Stockholders of record who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from the transfer agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to the transfer agent for the Common Stock, as agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and, upon their completion and return of a validly executed letter of transmittal and any other documentation requested by the transfer agent, the transfer agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests. For stockholders who hold Common Stock through a broker, bank or other nominee, such broker, bank or other nominee will determine whether any fractional shares would result from the Reverse Stock Split and, if so, whether they are entitled to (and, if so, the amount of) a payment in lieu of such fractional shares.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Authorized Shares

If and when the Reverse Stock Split is effected, the number of authorized shares of our Common Stock will contemporaneously be reduced to 300,000,000 shares.

As a result of the reduction in authorized shares of Common Stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares of Common Stock to shares of Common Stock authorized and issued (or reserved for issuance) would be maintained as of the Effective Time. If the Reverse Stock Split is abandoned by the Board, the Board will also abandon the reduction in the number of authorized shares.

Par Value and Accounting Matters

If and when the Reverse Stock Split is effected, the par value of each share of Common Stock will increase from $0.00001 per share of Common Stock to $0.01 per share of Common Stock. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be adjusted to reflect the increase par value, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased. Reported per share net income or loss and book value will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under Delaware law, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Proposed Amendment.

Interests of Certain Persons in Proposal No. 1

Certain of our officers and directors have an interest in Proposal No. 1 as a result of their ownership of shares of our Company Stock. However, we do not believe that our officers or directors have interests in Proposal No. 1 that are different from or greater than those of any of our other stockholders.

Required Vote

The affirmative vote of the holders of a majority of the votes entitled to be cast on Proposal No. 1 is required to approve the Proposed Amendment.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE PROPOSED AMENDMENT.

PROPOSAL NO. 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

If, at the Special Meeting, the number of shares of Company Stock present in person or represented by proxy and voting in favor of the Proposed Amendment as described in Proposal No. 1 is insufficient to approve the proposal, the Company intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for the approval of the Proposed Amendment.

In this adjournment proposal, the Company is asking its stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies. If our stockholders approve this adjournment proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from the Company’s stockholders who have previously voted. The Company does not intend to call a vote on adjournment of the Special Meeting to solicit additional proxies if the Proposed Amendment is approved at the Special Meeting.

Required Vote

The affirmative vote of the holders of a majority of the votes present in person or represented by proxy and cast at the Special Meeting is required to approve the adjournment of the Special Meeting by the stockholders.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our Common Stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment), or (iv) persons who own more than 5% of our Common Stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

Each holder of our Common Stock should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders”. A “U.S. holder” is a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or a trust or estate the income of which is subject to U.S. federal income taxation regardless of its source. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to a cash payment from the transfer agent in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. A U.S. holder who receives a cash payment from the transfer agent in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to the fractional share of our Common Stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. holders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and the holding period of, our Common Stock.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of a cash payment from the transfer agent in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders”. A non-U.S. holder is a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, except as described below with respect to a cash payment from the transfer agent in lieu of fractional shares, non-U.S. holders will not recognize any gain or loss or be subject to U.S. federal withholding tax upon the Reverse Stock Split. The gross amount of a cash payment received in lieu of fractional shares should not be subject to U.S. federal income withholding tax and gain recognized with respect to a cash payment received from the transfer agent in lieu of a fractional share will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the Proposed Amendment and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met. A non-U.S. holder described in (a) above will be subject to tax on such gain in the same manner as if such non-U.S. holder were a United States person as described in the Code, and, if such non-U.S. holder is a corporation, such gain may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in (b) above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on such gain, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and have not been a United States real property holding corporation.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash from the transfer agent in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our Company Stock as of August 15, 2018 by (1) each person known to us to beneficially own more than 5% of our outstanding Company Stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares Beneficially Owned
Name of beneficial owner	Common Stock	% of Class Owned	Series A Convertible Preferred Stock	% of Class Owned	Voting Power %
Principal Stockholders:
KKR Wand Holdings Corporation(1)	31,263,248	2.8%	1,000,000	100.0%	2.8%
KKR Wand Investors Corporation(1)	156,081,323	14.3%	—	-	14.3%
Directors and Named Executive Officers:
Jay Bray	4,869,079	*	—	-	*
Robert H. Gidel(2)	534,992	*	—	-	*
Roy A. Guthrie	554,161	*	—	-	*
Michael D. Malone	1,122,840	*	—	-	*
Steven D. Scheiwe	538,010	*	—	-	*
Tagar C. Olson(3)	—	*	—	-	*
Christopher J. Harrington(3)	—	*	—	-	*
William C. Gallagher(4)	1,285,714	*	—	-	*
Thomas L. Fairfield(5)	1,285,714	*	—	-	*
Charles Edward Smith	—	*	—	-	*
Timothy F. Jaeger	—	*	—	-	*
Directors and executive officers as a group (16 persons)(6)	18,160,979	1.7%	—	-	1.7%

*	Represents less than 1%.

(1)

This information as to beneficial ownership is based on a Schedule 13D/A filed with the SEC on August 2, 2018 by KKR Wand Holdings, KKR Wand Investors, KKR Wand Investors L.P. (“KKR Wand LP”), KKR Wand GP LLC (“KKR Wand GP”), KKR Fund Holdings L.P. (“KKR Fund Holdings”), KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”), KKR Group Holdings Corp. (“KKR Group Holdings”), KKR & Co. Inc. (“KKR & Co”.), KKR Management LLC (“KKR Management”) and Messrs. Henry R. Kravis (“Mr. Kravis”), George R. Roberts (“Mr. Roberts”), Tagar C. Olson (“Mr. Olson”) and Christopher J. Harrington (“Mr. Harrington”) (collectively, the “KKR Reporting Persons”). The sole directors and holders of voting stock of each of KKR Wand Holdings and KKR Wand Investors are Messrs. Olson and Harrington. Messrs. Olson and Harrington are executives of KKR and/or one or more of its affiliates. KKR Fund Holdings, an affiliate of KKR, owns 100% of the economic interest in KKR Wand Holdings and may be deemed to have shared beneficial ownership over the securities held by KKR Wand Holdings. KKR Wand LP owns 100% of the economic interest in KKR Wand Investors. KKR Wand GP is the general partner of KKR Wand LP and a wholly owned subsidiary of KKR Fund Holdings. KKR Fund Holdings may be deemed to have shared beneficial ownership over the securities held by KKR Wand Holdings and KKR Wand Investors. KKR Fund Holdings GP is a general partner of KKR Fund Holdings. KKR Group Holdings is the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings. KKR & Co. is the sole shareholder of KKR Group Holdings. KKR Management is the controlling shareholder of KKR & Co. Messrs. Kravis and Roberts are the designated members of KKR Management. Each of Messrs. Joseph Y. Bae, William J. Janetschek, Scott C. Nuttall and David J. Sorkin is a director of KKR Fund Holdings GP and KKR Group Holdings, and each of Messrs. Bae, Janetschek, Kravis, Nuttall, Roberts and Sorkin is an executive officer of KKR Group Holdings and KKR & Co. The address of the principal business office of KKR Wand Holdings, KKR Wand Investors, KKR Wand LP, KKR Wand GP, KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR & Co., KKR Management, Messrs. Bae, Harrington, Janetschek, Kravis, Nuttall, Olson and Sorkin is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address of the principal business office of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

According to the Schedule 13D/A, the KKR Reporting Persons beneficially own an aggregate of 187,344,571 shares of Common Stock, which represent, in the aggregate, approximately, 17.0% of the outstanding shares of Common Stock, and have shared voting power and shared dispositive power with respect to 187,344,571 shares of Common Stock. The 187,344,571 shares of Common Stock consist of 1,000,000 shares of Preferred Stock held directly by KKR Wand Holdings convertible into 10,065,629 shares of Common Stock, 21,197,619 shares of Common

Stock held directly by Wand Holdings and 156,081,323 shares of Common Stock held directly by KKR Wand Investors, the foregoing being based on 1,089,679,818 shares of Common Stock outstanding as of August 15, 2018 and assumes that all 10,065,629 shares underlying the Preferred Stock have been converted and are outstanding. According to the Schedule 13D/A, each of Messrs. Olson and Harrington (as the sole directors and holders of voting stock of KKR Wand Holdings and KKR Wand Investors) may be deemed to be the beneficial owner of the securities owned directly by KKR Wand Holdings and KKR Wand Investors. Each of KKR Fund Holdings GP (as a general partner of KKR Fund Holdings), KKR Group Holdings (as the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings), KKR & Co. (as the sole shareholder of KKR Group Holdings), KKR Management (as the controlling shareholder of KKR & Co.), and Messrs. Kravis and Roberts (as the designated members of KKR Management), may be deemed to have shared beneficial ownership of the securities beneficially owned directly by KKR Wand Holdings and KKR Wand Investors, and each disclaims beneficial ownership of the securities.

(2)	Shares are held in the name of Liberty Partners, LLC.

(3)	Messrs. Olson and Harrington are each employees of KKR, but each disclaims beneficial ownership of the shares beneficially owned by KKR.

(4)	In connection with the closing of the merger with Nationstar Mortgage, William C. Gallagher resigned from the Company on July 31, 2018.

(5)	In connection with the closing of the merger with Nationstar Mortgage, Thomas L. Fairfield resigned from the Company on July 31, 2018.

(6)

Includes 420,056 shares underlying deferred restricted stock units held by certain of our directors, 5,149,329 shares held by Amar Patel, 1,716,464 shares held by Anthony L. Ebers, 574,247 shares held by Michael R. Rawls and 530,429 shares held by Anthony W. Villani.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 by contacting WMIH Corp., Attention: Corporate Secretary, 8950 Cypress Waters Boulevard, Coppell, Texas 75019 or by telephone at (469) 549-2000.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2019 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to WMIH Corp., Attention: Corporate Secretary, 8950 Cypress Waters Boulevard, Coppell, Texas 75019. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2019 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before February 1, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In order for a stockholder proposal to be considered for inclusion in this Proxy Statement and form of proxy for the 2019 annual meeting of stockholders, stockholders must comply with Rule 14a-8 promulgated under the Exchange Act and the deadline for receiving such proposals by us is February 1, 2019. Proposals should be mailed to us, to the attention of the Corporate Secretary, at WMIH Corp., 8950 Cypress Waters Boulevard, Coppell, Texas 75019. A stockholder who intends to present a proposal at the our annual meeting in 2019, other than pursuant to Rule 14a-8, must comply with the requirements as set forth in our bylaws, including Section 2.13, which requires stockholders to deliver notice of all proposals, nominations for director and other business to or principal executive offices no later than 90 calendar days (or March 3, 2019) and no earlier than 120 calendar days (or February 1, 2019) prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders and such proposal must be a proper matter for stockholder action under Delaware corporate law.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (wmih-corp.com)

and click on “Financial Information” under the “Investor Information” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2017, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

WMIH Corp.

Attention: Corporate Secretary

8950 Cypress Waters Boulevard

Coppell, Texas 75019

ANNEX A

CERTIFICATE OF AMENDMENT

OF

WMIH CORP.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

WMIH Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by restating Article IV so that, as amended, said Article shall be and read as follows:

ARTICLE IV CAPITALIZATION

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Three Hundred and Ten Million (310,000,000) shares, of which:

Three Hundred Million (300,000,000) shares, par value $0.01 per share, shall be shares of common stock (the “Common Stock”); and

Ten Million (10,000,000) shares, par value $0.00001 per share, shall be shares of preferred stock (the “Preferred Stock”).

1.            Common Stock. Except as (i) otherwise required by law or (ii) expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(a)        Dividends. Subject to the rights of the holders of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(b)        Voting Rights. At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, without limitation, to vote on any certificate of designation (or any amendment thereto) relating to any series of Preferred Stock) that solely amends, modifies or alters the terms of one or more outstanding series of Preferred Stock if, pursuant to the terms of such outstanding series or the DGCL, the holders of such Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to the exclusion of the holders of the Common Stock, to vote thereon pursuant to this Certificate of Incorporation (including, without limitations, any certificate of designation relating to any series of Preferred Stock).

A-1

(c)        Preemptive Rights. Stockholders of the Corporation shall have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock of the Corporation.

2.            Preferred Stock. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Certificate of Incorporation, as determined from time to time by resolution of the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority by resolution to fix and determine, subject to these provisions, the designation of each series, the number of shares of each series, and the powers (including voting powers), preferences, and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, and to amend the designation, powers, preferences and rights of the shares of any series of Preferred Stock that is wholly unissued. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, by resolution to increase or decrease the number of shares of that series, but any decrease shall not be below the number of shares of such series then outstanding. The authority of the Board of Directors under this Section 2 of this Article IV may be delegated to a committee of the Board of Directors of the Corporation to the extent permitted under Section 141(c)(2) of the DGCL.

Upon this Amendment to the Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each 12 shares of Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be reclassified into one issued, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holders of such Common Stock. No fractional shares of Common Stock will be issued in connection with the reclassification of shares of Common Stock provided herein. In lieu of fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to Computershare Trust Company, N.A., as transfer agent for the Common Stock (the “Transfer Agent”), as agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. From and after the Effective Time, stock certificates representing the Common Stock issued immediately prior to the Effective Time, if any, shall represent the number of whole shares of Common Stock into which such Common Stock shall have been reclassified pursuant to this Amendment to the Amended and Restated Certificate of Incorporation.

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

*                *                 *

A-2

WMIH CORP. 8950 CYPRESS WATERS BOULEVARD COPPELL, TEXAS 75019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [    ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [    ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

1.  To approve and adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, reduce the number of authorized shares of Common Stock and increase the par value per share of our Common Stock.

			☐	☐	☐

2. To approve an adjournment of the special meeting.			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

[●]

WMIH CORP.

Special Meeting of Stockholders

[    ], 2018 [    ] A.M. (local time)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jay K. Bray, Amar R. Patel and Elizabeth K. Giddens, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of WMIH Corp. Common Stock and Series A Preferred Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held at WMIH’s offices at 8950 Cypress Waters Blvd., Coppell, Texas 75019 on [    ], 2018 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side